Exhibit 10.2

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this “Agreement”), is made this 10th day of June, 2022 by Atea Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Bruce Polsky, M.D. (the “Consultant”).

INTRODUCTION

The Company and the Consultant desire to establish the terms and conditions under which the Consultant will provide services to the Company. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

1.
Services.
1.1
The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including without limitation with respect to the clinical development, regulatory approval and commercialization of the Company’s products.
1.2
The Consultant represents and warrants that the Consultant will provide the services in a timely, professional and workmanlike manner in accordance with reasonable and safe methods of practices of the Consultant’s profession and in accordance with all applicable laws, rules and regulations and recognized professional standards, ethics and customs.
2.
Term. This Agreement shall commence on the date hereof and shall continue until terminated in accordance with the provisions of Section 4 (such period, the “Consultation Period”).
3.
Compensation.
3.1
Consulting Fees. The Company shall pay to the Consultant consulting fees at the rate of $500 per hour of service, payable in arrears on a monthly basis subsequent to the Company’s receipt of an invoice from Consultant.
3.2
Reimbursement of Expenses. The Company shall reimburse the Consultant for all reasonable and necessary documented out of pocket expenses incurred or paid by the Consultant in connection with, or related to, the performance of the Consultant’s services under this Agreement with the prior written approval of the Company in accordance with the Company’s expense reimbursement policies and/or standard practice for consultants.
3.3
Benefits. The Consultant shall not be entitled to and no member, officer, director, employee, representative or other person acting on behalf of the Consultant shall be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the Company. If

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the Consultant or any member, officer, director, employee, representative or other person acting on behalf of the Consultant is reclassified by a state or federal agency or court as the Company’s employee, such person will become a reclassified employee and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs in effect at the time of such reclassification, such person would otherwise be eligible for such benefits.
4.
Termination. The Company may, without prejudice to any right or remedy it may have due to any failure of the Consultant to perform the Consultant’s obligations under this Agreement, terminate the Consultation Period effective immediately upon written notice to the Consultant. The Consultant may terminate the Consultation Period by giving at least thirty days’ prior written notice to the Company. In the event of such termination, the Consultant shall be entitled to compensation earned hereunder and payment for expenses paid or incurred, in each case, prior to the effective date of termination, subject to any limitation or other restriction set forth herein. Such payments shall constitute full settlement of any and all claims of the Consultant under this Agreement against the Company.
5.
Cooperation. The Consultant shall use the Consultant’s best efforts in the performance of the Consultant’s obligations under this Agreement. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the conduct of the Company’s business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.
6.
Inventions and Proprietary Information.
6.1
Inventions.
(a)
All ideas, inventions, discoveries, computer programs, data, technology, designs, innovations, improvements, work product, works of authorship, materials, and other deliverables (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, worked on, designed or developed by the Consultant or members, officers, directors, employees, representatives or other persons acting on behalf of the Consultant, solely or jointly with others and whether during normal business hours or otherwise, (i) during the Consultation Period if related to the business of the Company or (ii) after the Consultation Period if resulting or directly derived from Proprietary Information (as defined below) (collectively under clauses (i) and (ii), “Inventions”), shall be the sole property of the Company. The Consultant hereby assigns to the Company and shall cause its members, officers, directors, employees, representatives or other persons acting on behalf of the Consultant to assign all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere. Upon the request of the Company and at the Company’s reasonable expense, the Consultant shall execute and shall cause its members, officers, directors, employees, representatives or other persons acting on behalf of the Consultant to execute such further assignments, documents and other instruments, including patent applications, invention assignments and copyright assignments, as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country

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with respect to any Invention. The Consultant also hereby waives and shall cause its members, officers, directors, employees, representatives or other persons acting on behalf of the Consultant to waive all claims to moral rights in any Inventions. If the Company is unable for any reason, after reasonable effort, to secure the Consultant’s signature (or the signature of the Consultant’s members, officers, directors, employees, representatives or other persons acting on behalf of the Consultant, if applicable) on any document needed in connection with the actions specified above, the Consultant hereby irrevocably designates and appoints the Company as the Consultant’s agent and attorney-in-fact, which appointment is coupled with an interest, to act for and, on the Consultant’s behalf, to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by the Consultant.
(b)
The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and remain the sole property of the Company at all times.
(c)
The Consultant hereby grants to the Company a non-exclusive, royalty-free, fully paid perpetual, irrevocable, worldwide right and license, with right of sublicense, under and to the Consultant’s Background IP (as defined below) for the purpose of developing, marketing, selling and supporting products and services of the Company or its affiliates or subsidiaries, either directly or through multiple tiers of distribution, but not for the purpose of licensing Background IP separately from products and services of the Company or its affiliates or subsidiaries. For purposes of this Agreement, “Background IP” means any and all technology and intellectual property rights that do not constitute Inventions and that are owned by the Consultant or are licensed by a third party to the Consultant with a right to sublicense, and which exist prior to the date of this Agreement or which are developed independently by the Consultant outside of the services but are used in provision of the services or are applicable to the Inventions.
6.2
Proprietary Information.
(a)
The Consultant acknowledges that the Consultant’s relationship with the Company is one of high trust and confidence and that in the course of the Consultant’s service to the Company the Consultant will have access to and contact with Proprietary Information. Consultant acknowledges the confidential and secret character of the Proprietary Information, and agrees that the Proprietary Information is the sole, exclusive and extremely valuable property of the Company. The Consultant agrees that the Consultant will not, during the Consultation Period or at any time thereafter, publish, lecture upon, disclose to others, or use for the Consultant’s benefit or the benefit of others, any Proprietary Information or Invention. The Consultant agrees to institute measures to protect the Proprietary Information in a manner consistent with the measures it uses to protect its own most sensitive proprietary and confidential information, which shall not be less than a reasonable standard of care. The Consultant shall immediately notify the Company upon discovery of any actual or suspected loss or unauthorized disclosure of the Proprietary Information and shall take all reasonable steps requested by the Company to prevent, control or remedy any such loss or disclosure.

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(b)
For purposes of this Agreement, “Proprietary Information” shall mean, by way of illustration and not limitation, all information (whether or not patentable and whether or not copyrightable) owned, possessed or used by the Company, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical data, know-how, computer program, software, software documentation, hardware design, technology, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost and employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of the Consultant’s service as a consultant to the Company. Proprietary Information may be labeled or identified at the time of disclosure as confidential or proprietary, or equivalent, but Proprietary Information also includes information which by its context would reasonably be deemed to be confidential and proprietary.
(c)
The Consultant’s obligations under this Section 6.2 shall not apply to any information that the Consultant can establish by competent proof (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.2, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company. In the event a court or governmental agency legally compels the Consultant to disclose Proprietary Information, the Consultant will provide reasonable prior written notice of such required disclosure to the Company and take reasonable and lawful actions to avoid and/or minimize the extent of such disclosure. The Consultant will cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, the Consultant will limit any compelled disclosure of Proprietary Information to that legally required, in the opinion of the Consultant’s legal counsel. The Consultant will request that confidential treatment be accorded such Proprietary Information, where available. Compulsory disclosures made pursuant to this section will not relieve the Consultant of its obligations of confidentiality and non-use with respect to non-compulsory disclosures.
(d)
Upon termination or expiration of this Agreement or at any other time upon request by the Company, the Consultant agrees to cease using and shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) relating to the business of the Company.
(e)
The Consultant represents that the Consultant’s retention as a consultant with the Company and the Consultant’s performance under this Agreement does not, and shall not, breach any agreement that obligates the Consultant to keep in confidence any trade secrets or confidential or proprietary information of the Consultant or of any other party or to refrain from competing, directly or indirectly, with the business of any other party or otherwise conflict with any of his agreements or obligations to any other party. The Consultant shall not disclose to the Company any trade secrets or confidential or proprietary information of any other party.

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(f)
The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to the Consultant and to take all action necessary to discharge the obligations of the Company under such agreements.
(g)
In accordance with 18 U.S.C. § 1833, the Company hereby notifies the Consultant that, notwithstanding anything to the contrary in this Agreement: (i) the Consultant shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (ii) if the Consultant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Consultant may disclose the trade secret to the Consultant’s attorney, and may use the trade secret information in the court proceeding, if the Consultant files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. Furthermore, the Company and the Consultant agree that nothing in this Agreement prohibits the Consultant from reporting possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under any whistleblower protection provisions of state or federal law or regulation or releases or restrains the Consultant’s right to receive an award for information provided to any such government agencies or entities.
(h)
The Consultant agrees to submit to the Company for review any proposed publication that contains any discussion relating to the Company, its Proprietary Information, the Inventions, the services, or any results of the services. The Consultant agrees that it may not publish any such information without, on a case-by-case basis, the prior written consent of the Company.
7.
Non-Solicitation. During the Consultation Period and for a period of twelve (12) months thereafter, the Consultant shall not, either alone or in association with others, (i) solicit, or permit any organization directly or indirectly controlled by the Consultant to solicit, any employee of the Company to leave the employ of the Company, or (ii) solicit for employment, hire or engage as an independent contractor, or permit any organization directly or indirectly controlled by the Consultant to solicit for employment, hire or engage as an independent contractor, any person who was employed by the Company at any time during the term of the Consultant’s engagement with the Company; provided, that this clause (ii) shall not apply to any individual whose employment with the Company has been terminated for a period of six (6) months or longer.
8.
Remedies. The Consultant acknowledges that any breach of the provisions of Section 6 or Section 7 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be

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entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting bonds.
9.
Other Agreements. The Consultant hereby represents that neither the Consultant or any person engaged by Consultant to perform services under this Agreement is prevented or limited in any way from providing services to the Company. Further the Consultant represents that the performance of the Consultant’s obligations hereunder will not violate or conflict with any agreement to which the Consultant or any person engaged by Consultant is bound, including without limitation, any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of the Consultant’s relationship with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. The Consultant agrees to furnish the Company with a copy of any such agreement upon request.
10.
Independent Contractor Status. The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee or agent of the Company and, as an independent contractor, the Consultant will be solely responsible for complying with all applicable laws, rules and regulations concerning income, employment and other tax withholding, social security contributions, unemployment contributions and similar matters, and the Company shall not be required to withhold income, employment or other taxes from payments to the Consultant. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.
11.
Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery, upon transmission by electronic mail or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the Company at its principal executive office or to the Consultant at the most recent address of the Consultant shown in the records of the Company, as applicable, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.
12.
Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.
13.
Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.
14.
Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.
15.
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of

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law principles that would result in the application of any law other than the Commonwealth of Massachusetts.
16.
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant shall not be assigned by it.
17.
Interpretation. If any restriction set forth in Section 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
18.
Miscellaneous.
18.1
No delay or omission by either party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by either party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
18.2
The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
18.3
In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.
18.4
This Agreement may be executed in multiple counterparts by facsimile or other reliable electronic reproduction (including, without limitation, transmission by pdf), each of which shall be taken together as one and the same instrument.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the day and year set forth above.

ATEA PHARMACEUTICALS, INC.

By: /s/ Jean-Pierre Sommadossi

Name: Jean-Pierre Sommadossi, Ph.D

Title: CEO

CONSULTANT

/s/ Bruce Polsky

______________________

Name: Bruce Polsky, M.D.

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